☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BNC BANCORP

ANNUAL MEETING OF SHAREHOLDERS JUNE 15, 2006			For	With- hold	For All Except
The undersigned shareholder of BNC Bancorp, a North Carolina corporation, hereby constitutes and appoints W. Groome Fulton, Jr., Thomas R. Smith, CPA, and W. Swope Montgomery, Jr., or any of them, attorneys and proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of BNC Bancorp to be held at the Colonial Country Club, 7047 Colonial Club Drive, Thomasville, North Carolina 27360, on June 15, 2006, at 5:30 p.m., local time, and at any adjournment or postponement thereof, as follows:		1. To approve the Agreement and Plan of Reorganization and Merger, dated February 6, 2006, by and among BNC Bancorp, the Bank of North Carolina and SterlingSouth Bank & Trust Company.	☐	☐	☐

2.       Election of five persons to serve as Directors for three year terms or until their respective successors are duly elected and qualify, and two persons to serve as Directors for a one-year term or until their respective successors are duly elected and qualify:

			For ☐	Against ☐	Abstain ☐

Three year terms: W. Swope Montgomery, Jr., Richard D. Callicutt II, Robert A. Team, Jr., Charles T. Hagan III, and Randall R. Kaplan

One year term: Ralph N. Strayhorn III and Thomas R. Sloan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

3.       Ratification of the appointment of Cherry, Bekaert & Holland LLP by BNC Bancorp’s Audit Committee as the independent registered public acconting firm for BNC Bancorp for its fiscal year ending December 31, 2006.

			For ☐	Against ☐	Abstain ☐
Please be sure to sign and date this Proxy in the box below.	Date	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS .

Stockholder sign above Co-holder (if any) sign above

If a proxy is returned and no instructions are given, the proxy will be voted FOR each of the proposals. If instructions are given with respect to one but not all proposals, (I) such instructions as are given will be followed and, (II) the proxy will be voted FOR any proposal for which no instructions are given. If any other business that falls within the purposes set forth in the Notice of Annual Meeting is presented at the Annual Meeting, this proxy shall be voted in accordance with the proxy committee’s best judgment.

é Detach above card, sign, date and mail in postage paid envelope provided. é

BNC BANCORP

The above signed acknowledges receipt from the Company, prior to the election of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated May 15, 2006. Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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